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                                                                    Exhibit 99.1

          PRESS RELEASE

                     APPLIED INNOVATION REPORTS PRELIMINARY
                      FIRST QUARTER 2006 FINANCIAL RESULTS

                 FIRST QUARTER SALES INCREASE OVER PREVIOUS YEAR

AT APPLIED INNOVATION:
Julia A. Fratianne
Vice President and Chief Financial Officer
(614) 798-2000

DUBLIN, OHIO (APRIL 11, 2006) - Applied Innovation Inc. (NASDAQ: AINN) today announced that sales for the quarter ended March 31, 2006 are anticipated to be in the range of $7.8 million to $8.4 million, compared to $6.9 million for the first quarter of 2005.

The Company anticipates net income of $.06 to $.07 per share, which includes a gain on the sale of land of approximately $.04 per share, compared to a net loss of $282,000, or $0.02 per share, for the same period last year. On March 28, 2006, the Company completed the sale of 8.6 acres of land located adjacent to its corporate headquarters, and continues to list for sale an additional 16.3 acres of adjoining land.

President and CEO William H. Largent said, "We are pleased with the results of the first quarter, and the sales growth on a year-over-year basis. Sales exceeded our internal plan for the period, in part due to customers purchasing patterns initiated earlier in 2006 than anticipated."

The Company expects to release final results for the first quarter on or about April 25, 2006. On May 11, 2006 at 9:00 a.m. the Company will hold its annual meeting of stockholders at its corporate headquarters in Dublin, Ohio.

ABOUT APPLIED INNOVATION

Applied Innovation provides hardware and software applications that drive operational efficiency and improved quality in wireless, wireline and converging networks. Applied Innovation's industry-leading solutions include sophisticated remote site management, 3G network data quality monitoring and logical security of critical networks. Applied Innovation solutions are currently installed in more than 34,000 sites worldwide.

Headquartered in Dublin, Ohio, Applied is traded on NASDAQ under the symbol AINN. For more information, please visit the Company's Web site at http://www.AppliedInnovation.com.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, and statements regarding the Company's anticipated sales and net income per share for the quarter ended March 31, 2006. These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the demand for telecommunication equipment generally and in particular for the equipment and services offered by the Company; the Company's ability to generate sales orders during 2006 and thereafter; sales orders during 2006 and thereafter; that the anticipated demand for the products and services offered by the Company may decrease as a

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          PRESS RELEASE

result of the economic and political climate in which the Company operates; the acceptance of the Company's present products and services and its ability to hire technical staff; the Company's ability to adapt to technological changes; the availability of capital to support the Company's business plans; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.